UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020 (October 1, 2020)

Southern National Bancorp of Virginia, Inc.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-33037	20-1417448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6830 Old Dominion Drive McLean, Virginia 22101
(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	SONA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of

                     Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, the Board of Directors (the “Board”) of Southern National Bancorp of Virginia, Inc. (the “Company”) appointed Ms. Deborah Diaz to serve as a member of the Boards of the Company and Sonabank, the Company’s wholly-owned banking subsidiary, effective October 1, 2020. In connection with her appointment to the Board, the Board has appointed Mr. Diaz to serve as a member of the Corporate Governance and Audit committees.

Ms. Deborah Diaz, age 62, brings over 30 years of senior level business experience through key executive leadership positions focused on financial stewardship, technology, cybersecurity, and data protection.  Currently, she is CEO of Catalyst ADV, a technology and strategic growth advisory firm, and venture capital advisor developing new business markets and industry partnership opportunities.  Previously, Ms. Diaz served as Chief Technology Officer and Deputy Chief Information Officer at the National Aeronautics and Space Administration “NASA” responsible for global system infrastructure, risk management, investment oversight, data management, innovation and technology infusion (2009-2016)  As Chief Information Officer for Science and Technology of the Department of Homeland Security “DHS,” she was responsible for all global defense and research system infrastructure and manufacturer delivery to support $1B portfolio (2002-2007).  She has also served as a senior government executive in the areas of intellectual property, patents, digital transformation, data forensics, and foreign joint ventures.  Ms. Diaz offers extensive experience as a technology executive and strategic cybersecurity expert focused on digital transformation and risk management.  Ms. Diaz serves on the advisory boards of Dell Technologies; Intel Corporation; Equinix, Inc.; Raytheon Forcepoint and on the National Association of Corporate Directors “NACD” Capital Area Chapter Board.   Previously, she served as an independent director on numerous private boards and multiple non-profit boards.  Ms. Diaz was NACD “Directorship Certified” in 2019.  She received a B.S. in Business Administration from Stonehill College and an M.S. in International Business from Colorado State University.

 The Board has determined that Ms. Diaz is “independent” as defined under the listing rules of the NASDAQ Stock Market. There are no family relationships between Ms. Diaz and any director or executive officer of the Company. Further, there are no arrangements or understandings between Ms. Diaz and any other persons or entities pursuant to which Ms. Diaz was appointed as a director of the Company. In addition, there are no transactions involving Ms. Diaz and the Company that require disclosure under Item 404(a) of Regulation S-K.

As of the date of her appointment, Ms. Diaz is entitled to receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “Director Compensation” in the Company’s Definitive Proxy Statement filed with the SEC on April 14, 2020 and is incorporated herein by reference.

The Company issued a press release on October 6, 2020, announcing the appointment of Ms. Diaz to the Board.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern National Bancorp of Virginia, Inc.

Date: October 6, 2020	By:	/s/ Jeffrey L. Karafa
Jeffrey L. Karafa
Chief Financial Officer